UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015 (May 7, 2015)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 7, 2015, Ryman Hospitality Properties, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 51,246,045 shares of the Company’s common stock outstanding and entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Holders of 44,946,825 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting:

MANAGEMENT PROPOSALS:

1. Election to the Company’s Board of Directors of the following nine director nominees:

	For	Against	Abstain	Broker Non-Votes
Michael J. Bender	39,660,167	680,353	435,054	4,171,251
E.K. Gaylord II	39,652,897	688,296	434,381	4,171,251
Ralph Horn	40,161,016	179,621	434,937	4,171,251
Ellen Levine	40,216,565	125,683	433,326	4,171,251
Robert S. Prather, Jr.	39,117,091	1,223,663	434,820	4,171,251
Colin V. Reed	40,071,905	264,874	438,795	4,171,251
Michael D. Rose	39,640,422	699,244	435,908	4,171,251
Michael I. Roth	38,913,032	1,427,485	435,057	4,171,251
Patrick Q. Moore	40,205,899	136,397	433,278	4,171,251

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s 2015 proxy statement (i.e., “say-on-pay”):

For	Against	Abstentions	Broker Non-Votes
38,785,946	1,539,465	450,163	4,171,251

3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year:

For	Against	Abstentions
43,169,702	1,312,533	464,590

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: May 8, 2015	By:	/s/ Scott Lynn
	Name:	Scott Lynn
	Title:	Senior Vice President, General Counsel and Secretary